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                    AMENDMENT NO. 30 TO MANAGEMENT AGREEMENT
                    ----------------------------------------

     This Amendment No. 30 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005, December 1, 2005, December 19, 2005, January 1, 2006, May 1, 2006, October 1, 2006, November
1, 2006, January 1, 2007, April 30, 2007, October 31, 2007, November 1, 2007,
February 1, 2008 and April 28, 2008 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now known as Met Investors Advisory, LLC) (the "Manager"), is entered into effective the 8th day of August, 2008.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

1. Schedule A of the Agreement hereby is amended to revise the compensation payable with regard to the following Portfolios:

                Portfolio                 Percentage of average daily net assets
--------------------------------------    --------------------------------------
Strategic Growth and Income Portfolio     0.10% of first $500 million of such
                                          assets plus 0.075% of such assets over
                                          $500 million up to $1 billion plus
                                          0.05% of such assets over $1 billion

Strategic Conservative Growth             0.10% of first $500 million of such
Portfolio                                 assets plus 0.075% of such assets over
                                          $500 million up to $1 billion plus
                                          0.05% of such assets over $1 billion

Strategic Growth Portfolio                0.10% of first $500 million of such
                                          assets plus 0.075% of such assets over
                                          $500 million up to $1 billion plus
                                          0.05% of such assets over $1 billion

2. All other terms and conditions of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 8th day of August 2008.

MET INVESTORS SERIES TRUST              MET INVESTORS ADVISORY, LLC


By: /s/ Jeffrey A. Tupper               By: /s/ Richard C. Pearson
    ----------------------------------      ------------------------------------
    Name: Jeffrey A. Tupper                 Name: Richard C. Pearson
    Title: Treasurer                        Title: Vice President

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